Exhibit 4.1

Execution Version

HOrizon Bancorp, INc.

As Issuer, and

WILMINGTON TRUST, NATIONAL ASSOCIATION

As Trustee

INDENTURE

Dated as of August 29, 2025

7.00% Fixed-to-Floating Rate Subordinated Notes due 2035

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
§310 (a)(1)	5.08
(a)(2)	5.08
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	5.08
(b)	5.08, 5.09
§311(a)	5.05
(b)	5.05
§312(a)	6.01
(b)	6.02
(c)	6.02
§313(a)	6.03
(b)(1)	6.03
(b)(2)	6.03
(c)	6.03
(d)	6.03
§314(a)	6.04
(a)(4)	9.07
(b)	Not applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not applicable
(d)	Not applicable
(e)	1.02
(f)	Not applicable
§315(a)	5.01, 5.02
(b)	5.03
(c)	5.01
(d)	5.01, 5.02
(e)	4.13
§316(a)	4.11, 4.12
(b)	4.07
(c)	1.04
§317(a)(1)	4.02
(a)(2)	4.03
(b)	9.03
§318(a)	1.07
(b)	1.07
(c)	1.07

Note: This Cross-Reference table will not, for any purpose, be deemed part of this Indenture.

This INDENTURE dated as of August 29, 2025 is between Horizon Bancorp, Inc., an Indiana corporation (the “Company”), and Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (not individually, but solely in its capacity as such, the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for an issue of $100 million in aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035, subject to the terms and conditions set forth in this Indenture.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Subordinated Notes are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Subordinated Notes by the Holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the benefit of the respective Holders from time to time of the Subordinated Notes.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

Except as otherwise expressly provided in this Indenture or unless the context otherwise requires, the terms defined in this Section for all purposes of this Indenture, any Company Order, any Board Resolution, and any indenture supplemental hereto will have the respective meanings specified in this Section.

“Act,” when used with respect to any Holders, is defined in Section 1.04.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement and Section 2 of the Subordinated Notes.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Subordinated Note or any other action with respect to any Global Subordinated Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authenticating Agent” means any Person authorized by the Trustee in accordance with Section 5.12 to act on behalf of the Trustee to authenticate Subordinated Notes.

“Authorized Officer” means each of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, and the Corporate Secretary of the Company.

“Bankruptcy Laws” mean Title 11, United States Code (11 U.S.C. §§101 et seq.) or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Interest Period and any subsequent Interest Periods.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) The sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

(2) The sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

(3) the sum of: (i) the ISDA Fallback Rate, and (ii) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

If the Benchmark Replacement, as determined pursuant to clause (1), (2), (3) or (4) above would be less than zero, the Benchmark Replacement will be deemed to be zero.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Adjustment Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2) in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Board of Directors” means, as to any Person, the board of directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any day which is a federal holiday or other day on which banking institutions or trust companies in the City of New York, New York or the location of the Corporate Trust Office or Place of Payment of the Trustee are authorized or obligated by law, regulation or executive order to remain closed; provided, that, when used in connection with an amount that bears interest at a rate based on SOFR or Term SOFR or any direct or indirect calculation or determination of SOFR or Term SOFR, the term “business day” means any such day that is also a U.S. Government Securities Business Day.

“Calculation Agent” means such bank or other entity (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period. The initial Calculation Agent for the Floating Rate Period shall be Wilmington Trust, National Association.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” is defined in the preamble to this Indenture.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed on behalf of the Company by an Authorized Officer and delivered to the Trustee.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 360 basis points per annum.

“Corporate Trust Office” means the address of the Trustee specified in Section 1.05 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated address of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding any Business Day adjustment) as the applicable tenor for the then-current Benchmark.

“Covenant Defeasance” is defined in Section 3.02(c).

“Custodian” is defined in Section 2.05.

“Defaulted Interest” is defined in Section 2.10.

“Definitive Subordinated Notes” means, individually and collectively, each Restricted Definitive Subordinated Note and each Unrestricted Definitive Subordinated Note, substantially in the form of Exhibit A-l hereto, issued under this Indenture.

“Depositary” means, with respect to any Subordinated Note issuable or issued in whole or in part in global form, the Person designated as depositary by the Company in accordance with this Indenture, and any and all successors thereto appointed as Depositary under this Indenture. The initial Depositary shall be the Depository Trust Company.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.

“Event of Default” is defined in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exchange Notes” means the Subordinated Notes issued in the Exchange Offer in accordance with Section 2.08.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Fixed Interest Payment Date” means September 15 and March 15 of each year, beginning March 15, 2026.

“Floating Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning December 15, 2030.

“Floating Rate Period” is defined in Section 2.13.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

“Global Subordinated Notes” means, individually and collectively, each Restricted Global Subordinated Note and each Unrestricted Global Subordinated Note, substantially in the form of Exhibit A-2 hereto, issued under this Indenture.

“Government Obligations” means securities which are direct obligations of the United States of America in each case where the payment or payments thereunder are supported by the full faith and credit of the United States of America.

“Holder” means the Person in whose name the Subordinated Note is registered in the Subordinated Note Register.

“Indenture” means this Indenture, as amended and supplemented from time to time in accordance with its terms.

“Initial Notes” means the $100 million in aggregate principal amount of the Company’s 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 issued under this Indenture on the date hereof.

“Interest Payment Date” means either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

“Interest Period” means each three-month period beginning on September 15, 2030.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“Investment Company Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Legal Defeasance” is defined in Section 3.02(b).

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with an Exchange Offer.

“Maturity” means the date on which the principal of a Subordinated Note or an installment of principal becomes due and payable as provided in or under this Indenture or such Subordinated Note, whether at the Stated Maturity or by an acceleration of the maturity of such Subordinated Note in accordance with the terms of such Subordinated Note, upon redemption at the option of the Company, upon repurchase or repayment or otherwise, and includes a Redemption Date for such Subordinated Note and a date fixed for the repurchase or repayment of such Subordinated Note at the option of the Holder.

“Officer” means, with respect to any Person, the chairman of the board, the vice chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that complies with the requirements of Section 1.02 and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who may be legal counsel for the Company and who shall be reasonably acceptable to the Trustee, or who may be other legal counsel reasonably satisfactory to the Trustee, which opinion meets the requirements of Section 1.02.

“Outstanding,” when used with respect to any Subordinated Notes, means, as of the date of determination, all such Subordinated Notes theretofore authenticated and delivered under this Indenture, except (1) any such Subordinated Note theretofore cancelled by the Trustee or the Registrar or delivered to the Trustee or the Registrar for cancellation; (2) any such Subordinated Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited in accordance with this Indenture (other than in accordance with Section 3.02) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company will act as its own Paying Agent) for the Holders of such Subordinated Notes, provided that, if such Subordinated Notes are to be redeemed, notice of such redemption has been duly given in accordance with this Indenture or provision therefor satisfactory to the Trustee has been made; (3) any such Subordinated Note with respect to which the Company has effected Legal Defeasance or Covenant Defeasance in accordance with Section 3.02, except to the extent provided in Section 3.02; and (4) any such Subordinated Note that has been paid in accordance with Section 2.09 or in exchange for or in lieu of which other Subordinated Notes have been authenticated and delivered under this Indenture, unless there will have been presented to the Trustee proof satisfactory to the Trustee that such Subordinated Note is held by a bona fide purchaser in whose hands such Subordinated Note is a valid obligation of the Company; provided, however, in all cases, that in determining whether the Holders of the requisite principal amount of Outstanding Subordinated Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Subordinated Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be Outstanding. Subordinated Notes so owned that will have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Subordinated Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” is defined in Section 2.06.

“Person” means any individual, corporation, partnership, association, limited liability company, other company, statutory trust, business trust, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Subordinated Note, means the place or places where the principal of, or interest on, such Subordinated Note are payable as provided in or under this Indenture or such Subordinated Note.

“Private Placement Legend” means the legend set forth in Section 2.04 of this Indenture to be placed on all Subordinated Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Subordinated Note Purchase Agreement concerning the Subordinated Notes, dated August 29, 2025, by and among the Company and the purchasers identified therein.

“Redemption Date” with respect to any Subordinated Note or portion thereof to be redeemed, means the date fixed for such redemption by or under this Indenture or such Subordinated Note.

“Redemption Price” with respect to any Subordinated Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or under this Indenture or such Subordinated Note.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Adjustment Conforming Changes.

“Registrar” is defined in Section 2.06.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached as Exhibit A to the Purchase Agreement with respect to the Subordinated Notes, dated as of the date of this Indenture, by and among the Company and the purchasers of the Initial Notes identified therein.

“Regular Record Date,” with respect to any Interest Payment Date, means the close of business on the first calendar day prior to such Interest Payment Date, without regard to whether the Regular Record Date is a Business Day.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Responsible Officer” means, when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means , with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Subordinated Note” means a Definitive Subordinated Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Subordinated Note” means a Global Subordinated Note bearing, or that is required to bear, the Private Placement Legend,

“Restricted Subordinated Note” means a Restricted Global Subordinated Note or a Restricted Definitive Subordinated Note.

“Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt was outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed: (1) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to all obligations to the Company’s general and secured creditors and obligations incurred in connection with the acquisition of property, assets or businesses; (2) indebtedness of the Company for money borrowed or represented by purchase money obligations, as defined below; (3) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (4) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations and direct credit substitutes; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements or derivative products; (6) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; (7) any other obligation of the Company to its general creditors; (8) all obligations of the type referred to in clauses (1) through (7) of other persons for the payment of which the Company is liable contingently or otherwise to pay or advance money as obligor, guarantor, endorser or otherwise; (9) all obligations of the types referred to in clauses (1) through (8) of other persons secured by a lien on any property or asset of the Company; and (10) all amendments, deferrals, renewals, extensions, modifications and refundings of any of the indebtedness or obligations described above.

Senior Indebtedness excludes any indebtedness, obligation or liability that: (a) expressly states that it is junior to the Subordinated Notes, (b) is subordinated to indebtedness, obligations or liabilities of the Company to substantially the same extent as or to a greater extent than the Subordinated Notes are subordinated, (c) is identified as junior to, or equal in right of payment with, the Subordinated Notes in any Board Resolution establishing such indebtedness or in any indenture providing for such indebtedness, (d) indebtedness that expressly provides that it shall not be senior in right of payment to the Subordinated Notes or expressly provides that it is on the same basis or junior to the Subordinated Notes, or (e) any indebtedness between the Company and any of its Subsidiaries.

For the avoidance of doubt, “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any subordinated debentures or junior subordinated debentures of the Company underlying trust preferred securities issued by subsidiary trusts of the Company that are outstanding as of the date hereof or that are issued after the date hereof by a subsidiary trust of the Company, (C) the Company’s existing 5.625% Fixed-to-Floating Rate Subordinated Notes due 2030, or (D) any subordinated debentures or junior subordinated debentures of the Company underlying trust preferred securities of the Company that are outstanding as of the date hereof.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in this definition will have the meaning as described in that rule or interpretation. As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable as set forth in clause (6) above.

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such rule is in effect on the date of this Indenture).

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Special Record Date” for the payment of any Defaulted Interest on any Subordinated Note means a date fixed in accordance with Section 2.10.

“Stated Maturity” means September 15, 2035.

“Subordinated Note” or “Subordinated Notes” means the Initial Notes and the Exchange Notes and, more particularly, any Subordinated Note authenticated and delivered under this Indenture, including those Subordinated Notes issued or authenticated upon transfer, replacement or exchange.

“Subordinated Note Register” is defined in Section 2.06.

“Subordination Provisions” means the provisions contained in Article XI or any provisions with respect to subordination contained in the Subordinated Notes.

“Subsidiary” means a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, decision or challenge is announced on or after the original issue date of the Subordinated Notes, there is more than an insubstantial risk that interest payable by the Company on the Subordinated Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the Calculation Agent in its reasonable discretion).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Tier 2 Capital” means Tier 2 capital for purposes of capital adequacy regulations of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.

“Tier 2 Capital Event” means the Company’s good faith determination that, as a result of (1) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the issue date of the Subordinated Notes, (2) any proposed change in those laws, rules or regulations that is announced or becomes effective after the issue date of the Subordinated Notes, or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the issue date of the Subordinated Notes, there is more than an insubstantial risk that the Company will not be entitled to treat the Subordinated Notes then Outstanding as Tier 2 Capital for so long as any Subordinated Notes are Outstanding.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is as amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as trustee, until a successor Trustee replaces it in accordance with the provisions of this Indenture and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Subordinated Note” means a Definitive Subordinated Note that does not bear, and is not required to bear, the Private Placement Legend.

“Unrestricted Global Subordinated Note” means a Global Subordinated Note that does not bear, and is not required to bear, the Private Placement Legend.

“WTNA” means Wilmington Trust, National Association.

Section 1.02 Compliance Certificates and Opinions.

Except as otherwise expressly provided in or under this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than an Officers’ Certificate provided under Section 9.07) must comply with the provisions of Section 314(e) of the Trust Indenture Act and must include:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been satisfied; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 1.03 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care, but without investigation, should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is erroneous.

Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care, but without investigation, should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Subordinated Note, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or under this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action will become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Subordinated Note, will be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine, and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c) The ownership, principal amount and serial numbers of Subordinated Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, will be proved by the Subordinated Note Register.

(d) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, any such record date will be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, the Holders on such record date, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

(e) Any effective request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Subordinated Note will bind every future Holder of the same Subordinated Note and the Holder of every Subordinated Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Subordinated Note.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Subordinated Note may do so with regard to all or any part of the principal amount of such Subordinated Note or by one or more duly appointed agents, each of which may do so in accordance with such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount in accordance with this paragraph will have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of this Section 1.04, a Holder, including a Depositary that is a Holder of a Global Subordinated Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or under this Indenture or the Subordinated Notes to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Subordinated Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Subordinated Note through such Depositary’s Applicable Procedures. The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Subordinated Note entitled under the Applicable Procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, will be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action will be valid or effective if made, given or taken more than 90 days after such record date.

Promptly upon any record date being set in accordance with this Section 1.04, the Company, at its own expense, will cause notice of the record date, the proposed action by Holders and the expiration date to be given to the Trustee in writing and the Holders in the manner set forth in Section 1.05.

(h) Any application by the Trustee for written instructions from the holders of Subordinated Notes may, in the sole discretion of the Trustee, set forth any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with such application on or after the date specified in such application unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions (and, if applicable, acceptable indemnity as determined in its sole discretion) from the requisite amount of holders of Subordinated Notes entitled to direct the Trustee with respect to the actions or omissions set forth in such application.

Section 1.05 Required Notices or Demands.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or delivered by registered or certified mail (return receipt requested), facsimile, email or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

Horizon Bancorp, Inc.

515 Franklin Square

Michigan City, IN, 46360

Attention: Todd A. Etzler

Facsimile: [---]
Email: tetzler@horizonbank.com

with a copy to:

Warner Norcross + Judd LLP
150 Ottawa Avenue NW, Suite 1500
Grand Rapids, MI 49503
Attention: Charlie Goode

Facsimile: 616-222-2176

Email: cgoode@wnj.com

If to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Horizon Bancorp, Inc. Administrator

Facsimile: 302-636-4145
Email: mwass@wilmingtontrust.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if delivered by mail; on the first Business Day after being sent, if sent by facsimile and the sender receives confirmation of successful transmission; upon confirmation of transmittal (but excluding any automatic reply to such email), if sent by email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice required or permitted to be given to a Holder under the provisions of this Indenture will be deemed to be properly delivered by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Subordinated Note Register or by delivery electronically through the Applicable Procedures of the Depositary. Any report in accordance with Section 313 of the Trust Indenture Act will be transmitted in compliance with subsection (c) therein. If the Company delivers a notice or communication to Holders, the Company will deliver a copy to the Trustee at the same time.

In any case where notice to Holders of Subordinated Notes is delivered by mail, neither the failure to deliver such notice, nor any defect in any notice so delivered, to any particular Holder of a Subordinated Note will affect the sufficiency of such notice with respect to other Holders of Subordinated Notes. Any notice that is delivered in the manner herein provided will be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders of Subordinated Notes will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision herein, where this Indenture provides for notice to any Holder of a Global Subordinated Note, or of an interest therein, such notice will be sufficiently given if given to the Depositary for such Global Subordinated Note (or its designee) according to the Applicable Procedures of such Depositary prescribed for giving such notice.

Section 1.06 Language of Notices.

Any request, demand, authorization, direction, notice, consent or waiver or other Act required or permitted under this Indenture will be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.07 Incorporation by Reference of Trust Indenture Act; Conflicts.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The Trust Indenture Act term “obligor” used in this Indenture means the Company and any successor obligor upon the Subordinated Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them as of the date of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture that is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision will control. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the duties imposed by Section 318(c) of the Trust Indenture Act will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act will be deemed to apply to this Indenture as so modified or will be excluded, as the case may be.

Section 1.08 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Indenture.

Section 1.09 Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company or the Trustee will bind its respective successors and permitted assigns, whether so expressed or not.

Section 1.10 Severability.

In case any provision in this Indenture or any Subordinated Note will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or any Subordinated Note, express or implied, will give to any Person, other than the parties hereto, any Registrar, any Paying Agent, each Indemnified Party and their respective successors hereunder and the Holders of Subordinated Notes, and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law; Submission to Jurisdiction.

This Indenture and the Subordinated Notes will be deemed to be a contract made under the laws of the State of New York and will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any laws or principles of conflict of laws that would apply the laws of a different jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the city of New York or the courts of the state of New York in each case located in the city of New York, and each of the parties hereto and the Holders by acceptance of the Subordinated Notes hereby irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 1.13 Legal Holidays.

Unless otherwise specified in or under this Indenture or any Subordinated Notes, in any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Subordinated Note will be a day that is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Subordinated Note other than a provision in any Subordinated Note or in the Board Resolution, Officers’ Certificate or supplemental indenture establishing the terms of any Subordinated Note that specifically states that such provision will apply in lieu hereof) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest will accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity, Maturity or other payment date, as the case may be, to the next succeeding Business Day. Notwithstanding the foregoing, in the event that any scheduled Floating Interest Payment Date during the Floating Rate Period falls on a day that is not a Business Day, then payment of interest payable on such Floating Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

Section 1.14 Counterparts; Electronic Transmission.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) will be deemed to be their original signatures for all purposes. Unless otherwise provided in the Indenture, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with the Indenture, any Subordinated Notes or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

Section 1.15 Immunity of Certain Persons.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Subordinated Note, or because of any indebtedness evidenced thereby, will be had against any past, present or future shareholder, employee, officer or director, as such, of the Company or the Trustee or of any predecessor or successor, either directly or through the Company or the Trustee or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Subordinated Notes by the Holders and as part of the consideration for the issue of the Subordinated Notes.

Section 1.16 Waiver of Jury Trial.

EACH PARTY HERETO AND EACH HOLDER OF A SUBORDINATED NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SUBORDINATED NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17 Section 1.17 Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, by circumstances beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics and pandemics, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, terrorism, acts of civil or military authority or governmental actions, sabotage, riots, labor disputes, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee will use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1.19 No Sinking Fund.

The Subordinated Notes are not entitled to the benefit of any sinking fund.

Section 1.20 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “including” means including without limitation;

(f) “will” will be interpreted to express a command;

(g) provisions apply to successive events and transactions;

(h) references to sections of, or rules under, the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(i) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(j) the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II
THE SUBORDINATED NOTES

Section 2.01 Forms Generally.

The Subordinated Notes will be substantially in the form of Exhibit A-1 and Exhibit A-2, as applicable, which are part of this Indenture. The Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company will provide any such notations, legends or endorsements to the Trustee in writing. Each Subordinated Note will be dated the date of its authentication. The terms and provisions contained in the Subordinated Notes will constitute, and are hereby expressly made a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Subordinated Note irreconcilably conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.

Section 2.02 Definitive Subordinated Notes.

The Initial Notes will be issued initially in the form of one or more Definitive Subordinated Notes, unless, before the issuance of such Initial Notes, the Company has determined that the Initial Notes may be represented by Global Subordinated Notes and has so notified the Trustee, in which event, the Initial Notes will be issued in the form of one or more Global Subordinated Notes. The Exchange Notes will also be issued initially in the form of one or more Definitive Subordinated Notes, unless, before the issuance of such Exchange Notes, the Company has determined that the Subordinated Notes may be represented by Global Subordinated Notes and has so notified the Trustee, in which event the Exchange Notes will be issued in the form of one or more Global Subordinated Notes. Except as provided in Section 2.07, Holders of Definitive Subordinated Notes will not be entitled to transfer Definitive Subordinated Notes in exchange for beneficial interests in Global Subordinated Notes, and owners of beneficial interests in Global Subordinated Notes will not be entitled to receive physical delivery of Definitive Subordinated Notes.

Section 2.03 Global Subordinated Notes.

Each Global Subordinated Note issued under this Indenture will be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Subordinated Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Any adjustment of the aggregate principal amount of a Global Subordinated Note to reflect the amount of any increase or decrease in the amount of Outstanding Subordinated Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written or electronic instructions given by the Holder thereof as required by Section 2.07 hereof and will be made on the records of the Trustee and the Depositary.

Section 2.04 Restricted Subordinated Notes.

Each Restricted Definitive Subordinated Note and Restricted Global Subordinated Note will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (7) OR (9) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT), AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.”

The Private Placement Legend set forth above will be removed and a new Subordinated Note of like tenor and principal amount without such Private Placement Legend will be executed by the Company, and upon written request of the Company (together with an Officers’ Certificate and an Opinion of Counsel) given at least three Business Days prior to the proposed authentication date, the Trustee will authenticate and deliver such new Subordinated Note to the respective Holder, if legal counsel to the Holder or owner of beneficial interests requesting the removal of such Private Placement Legend deliver to the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company an opinion of counsel in compliance with this Indenture and additionally opining that the restrictive legend can be removed in connection with the transfer in accordance with the Securities Act.

Each Restricted Definitive Subordinated Note shall be registered in the name of each owner of the Notes represented thereby. Each Restricted Definitive Subordinated Note shall be deposited on behalf of the Holders of such Notes in an account maintained by the Trustee, as Custodian for such Holders (the “Custodian”). The Custodian shall provide to a Holder a copy of such Holder’s Restricted Definitive Subordinated Note, or the original of such Holder’s Restricted Definitive Subordinated Note, in each case upon such Holder’s written request. Any such written request shall be delivered to the Custodian at the Trustee’s address designated for notices or communications.

Section 2.05 Execution and Authentication.

Subordinated Notes will be executed on behalf of the Company by any Authorized Officer and may (but need not) have the Company’s corporate seal or a facsimile thereof reproduced thereon. The signature of an Authorized Officer on the Subordinated Notes may be manual, electronic or facsimile. Subordinated Notes bearing the manual, electronic or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company will, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Notes or did not hold such offices at the date of such Subordinated Notes.

The Trustee or an Authenticating Agent will authenticate and deliver the Initial Notes for original issue in an initial aggregate principal amount of up to $100 million upon one or more Company Orders and an Opinion of Counsel. In addition, the Trustee or an Authenticating Agent will upon receipt of a Company Order, opinion of counsel and Officers’ Certificate authenticate and deliver any Exchange Notes for an initial aggregate principal amount not to exceed $100 million specified in such Company Order for Exchange Notes issued hereunder. The aggregate principal amount of the Outstanding Subordinated Notes to be issued hereunder may not exceed $100 million in the aggregated, provided, that such amount may be increased at any time hereafter and the series may be reopened for issuances of additional Subordinated Notes upon Company Order without the consent of any Holder. The Subordinated Notes issued on the date hereof and any such additional Subordinated Notes that may be issued hereafter shall be part of the same series of Subordinated Notes for all purposes under the Indenture. Unless the context otherwise requires, the Initial Notes and the Exchange Notes shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of the Holders or upon redemption of the Subordinated Notes. The Subordinated Notes will be issued only in registered form without coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

The Trustee will not be required to authenticate any Subordinated Notes if the issue of such Subordinated Notes under this Indenture will affect the Trustee’s own rights, duties, indemnities or immunities under the Subordinated Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

No Subordinated Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Subordinated Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee or by the Authenticating Agent by the manual or facsimile signature of one of its authorized signatories. Such certificate upon any Subordinated Note will be conclusive evidence, and the only evidence, that such Subordinated Note has been duly authenticated and delivered hereunder.

Section 2.06 Registrar and Paying Agent.

The Company will maintain an office or agency where Subordinated Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Subordinated Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Subordinated Notes (“Subordinated Note Register”) and of their transfer and exchange. The registered Holder of a Subordinated Note will be treated as the owner of the Subordinated Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company will notify the Trustee in writing of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints WTNA to act as the Paying Agent and Registrar for the Subordinated Notes and, in the event that any Subordinated Notes are issued in global form, to initially act as custodian with respect to the Global Subordinated Notes. In the event that the entity acting as Trustee will not be or will cease to be Registrar with respect to the Subordinated Notes, it will have the right to examine the Subordinated Note Register at all reasonable times. There will be only one Subordinated Note Register.

Section 2.07 Registration of Transfer and Exchange.

(a) Except as otherwise provided in or under this Indenture, upon surrender for registration of transfer of any Subordinated Note, the Company will execute, and the Trustee will, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Subordinated Notes denominated as authorized in or under this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or under this Indenture, at the option of the Holder, Subordinated Notes may be exchanged for other Subordinated Notes containing identical terms and provisions, in any authorized denominations (minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof), and of a like aggregate principal amount, upon surrender of the Subordinated Notes to be exchanged at any office or agency for such purpose. Whenever any Subordinated Notes are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, subject to the terms hereof, the Subordinated Notes that the Holder making the exchange is entitled to receive.

All Subordinated Notes issued upon any registration of transfer or exchange of Subordinated Notes will be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Subordinated Notes surrendered upon such registration of transfer or exchange.

Every Subordinated Note presented or surrendered for registration of transfer or for exchange or redemption will (if so required by the Company or the Registrar for such Subordinated Note) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for such Subordinated Note duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge will be made for any registration of transfer or exchange of Subordinated Notes, or any redemption or repayment of Subordinated Notes, or any conversion or exchange of Subordinated Notes for other types of securities or property, but the Company, Trustee and Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Subordinated Notes from the Holder requesting such transfer or exchange.

Except as otherwise provided in or under this Indenture, the Company will not be required (i) to issue, register the transfer of or exchange any Subordinated Notes during a period beginning at the opening of business 15 days before the day of the selection for redemption of Subordinated Notes under Section 10.03 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Subordinated Note, or portion thereof, so selected for redemption, except in the case of any Subordinated Note to be redeemed in part, the portion thereof not to be redeemed.

Any Registrar appointed in accordance with Section 2.06 hereof will provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Subordinated Notes upon transfer or exchange of Subordinated Notes. No Registrar will be required to make registrations of transfer or exchange of Subordinated Notes during any periods designated in the Subordinated Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

Neither the Trustee nor the Registrar will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Subordinated Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Subordinated Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee, the Registrar nor any Paying Agent will have any responsibility for any actions taken or not taken by the Depositary.

(b) When Definitive Subordinated Notes are presented by a Holder to the Registrar with a request to register the transfer of such Definitive Subordinated Notes or to exchange such Definitive Subordinated Notes for an equal principal amount of Definitive Subordinated Notes of other authorized denominations, the Registrar will register the transfer or make the exchange as requested if the requirements of this Indenture and any other reasonable requirements of the Registrar are met; provided, however, that the Definitive Subordinated Notes surrendered for transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(c) A Global Subordinated Note may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Subordinated Notes will be exchanged by the Company for Definitive Subordinated Notes if: (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Subordinated Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company determines that the Subordinated Notes are no longer to be represented by Global Subordinated Notes and so notifies the Trustee in writing, or (iii) an Event of Default has occurred and is continuing with respect to the Subordinated Notes and the Depositary or its participant(s) has requested the issuance of Definitive Subordinated Notes.

Any Global Subordinated Note exchanged in accordance with clause (i) or (ii) above will be so exchanged in whole and not in part, and any Global Subordinated Note exchanged in accordance with clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Subordinated Notes will be issued in fully registered form, without interest coupons, will have an aggregate principal amount equal to that of the Global Subordinated Note or portion thereof to be so exchanged, will be registered in such names and be in such authorized denominations as the Depositary will instruct the Trustee in writing and will bear such legends as provided herein. Global Subordinated Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.09 hereof. Every Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Subordinated Note or any portion thereof, in accordance with this Section 2.07 or Section 2.09 hereof, will be authenticated and delivered in the form of, and will be, a Global Subordinated Note, except as otherwise provided herein. A Global Subordinated Note may not be exchanged for another Subordinated Note other than as provided in this Section 2.07(c); however, beneficial interests in a Global Subordinated Note may be transferred and exchanged as provided in Section 2.07(d) hereof.

Any Global Subordinated Note to be exchanged in whole will be surrendered by the Depositary to the Trustee. With regard to any Global Subordinated Note to be exchanged in part, either such Global Subordinated Note will be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Subordinated Note, the principal amount thereof will be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee will authenticate and deliver the Subordinated Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(d) The transfer and exchange of beneficial interests in the Global Subordinated Notes will be effected through the Depositary in accordance with the Applicable Procedures and this Section 2.07.

(e) A Definitive Subordinated Note may not be exchanged for a beneficial interest in a Global Subordinated Note unless the Company determines that the Subordinated Notes may be represented by Global Subordinated Notes and so notifies the Trustee. After the Company has determined that the Subordinated Notes may be represented by Global Subordinated Notes and so notifies the Trustee in writing, then upon receipt by the Trustee of a Definitive Subordinated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Subordinated Note to reflect an increase in the aggregate principal amount of the Subordinated Notes represented by the Global Subordinated Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee will cancel such Definitive Subordinated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Subordinated Notes represented by the Global Subordinated Note to be increased by the aggregate principal amount of the Definitive Subordinated Note to be exchanged, and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Subordinated Note equal to the principal amount of the Definitive Subordinated Note so cancelled. If no Global Subordinated Notes are then outstanding, the Company will issue and the Trustee will authenticate, upon Company Order, a new Global Subordinated Note in the appropriate principal amount.

(f) At such time as all beneficial interests in a particular Global Subordinated Note have been exchanged for Definitive Subordinated Notes or a particular Global Subordinated Note has been repurchased or canceled in whole and not in part, each such Global Subordinated Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Subordinated Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Subordinated Note or for Definitive Subordinated Notes, the principal amount of Subordinated Notes represented by such Global Subordinated Note will be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Subordinated Note, such other Global Subordinated Note will be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

(g) No Restricted Subordinated Note will be transferred or exchanged except in compliance with the Private Placement Legend or as provided in accordance with Section 2.08. In addition to the provisions for transfer and exchange set forth in this Section 2.07, the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company may, prior to effecting any requested transfer or exchange of any Restricted Subordinated Notes, other than an exchange in accordance with Section 2.08, require that legal counsel to the Holder or owner of beneficial interests requesting such transfer or exchange deliver to the Trustee, any Registrar and Paying Agent (if a different Person than the Trustee) and the Company, an Opinion of Counsel in compliance with this Indenture and additionally opining that the transfer or exchange is in compliance with the requirements of the Private Placement Legend and that the Subordinated Note issued to the transferee or in exchange for the Restricted Subordinated Note may be issued free of the Private Placement Legend. Any untransferred or unexchanged balance of a Restricted Subordinated Note will be reissued to the Holder with the Private Placement Legend, unless the Private Placement Legend may be omitted in accordance with Section 2.04, as evidenced by the Opinion of Counsel.

Section 2.08 Exchange Offer.

Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.05 hereof, the Trustee will authenticate (i) Unrestricted Definitive Subordinated Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Subordinated Notes tendered in such Exchange Offer for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the applicable Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in such Exchange Offer or, if permitted by the Company, (ii) one or more Unrestricted Global Subordinated Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Subordinated Notes tendered in such Exchange Offer for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the applicable Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Unrestricted Global Subordinated Notes upon exchange of Restricted Global Subordinated Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Subordinated Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Restricted Global Subordinated Notes so accepted Unrestricted Global Subordinated Notes in the applicable principal amount. Any Initial Notes that remain outstanding after the consummation of such Exchange Offer, and Exchange Notes issued in connection with such Exchange Offer, will be treated as a single class of securities under this Indenture.

Section 2.09 Mutilated, Destroyed, Lost and Stolen Subordinated Notes.

If any mutilated Subordinated Note is surrendered to the Trustee, subject to the provisions of this Section 2.09, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Subordinated Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Subordinated Note, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Subordinated Note has been acquired by a bona fide purchaser, the Company will execute and, upon the Company’s written instruction the Trustee will authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Subordinated Note, a new Subordinated Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 2.09, in case the outstanding principal balance of any mutilated, destroyed, lost or stolen Subordinated Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article X hereof, the Company in its discretion may, instead of issuing a new Subordinated Note, pay or redeem such Subordinated Note, as the case may be.

Upon the issuance of any new Subordinated Note under this Section, the Company, the Trustee or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Registrar and Trustee) connected therewith.

Every new Subordinated Note issued in accordance with this Section in lieu of any destroyed, lost or stolen Subordinated Note will constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Subordinated Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Subordinated Notes duly issued hereunder.

The provisions of this Section, as amended or supplemented in accordance with this Indenture with respect to particular Subordinated Notes or generally, will (to the extent lawful) be exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Notes.

Section 2.10 Payment of Interest; Rights to Interest Preserved.

Any interest on any Subordinated Note that will be payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Subordinated Note is registered as of the close of business on the Regular Record Date for such Interest Payment Date.

Any interest on any Subordinated Note that will be payable, but will not be punctually paid or duly provided for, on any Interest Payment Date for such Subordinated Note (herein called “Defaulted Interest”) will cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in either clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Subordinated Note will be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner:

The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Subordinated Note and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Company will fix or cause to be fixed a Special Record Date for the payment of such Defaulted Interest, which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company), will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of such Subordinated Note at the Holder’s address as it appears in the Subordinated Note Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest will be paid to the Person in whose name such Subordinated Note will be registered at the close of business on such Special Record Date and will no longer be payable under the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Subordinated Note may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment under this Clause, such payment will be deemed practicable by the Trustee.

Unless otherwise provided in or under this Indenture or the Subordinated Notes, at the option of the Company, interest on Subordinated Notes that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address will appear in the Subordinated Note Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 2.07, each Subordinated Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Subordinated Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Subordinated Note.

Section 2.11 Persons Deemed Owners.

Prior to due presentment of a Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company, the Trustee and any Paying Agent may treat the Person in whose name such Subordinated Note is registered in the Subordinated Note Register as the owner of such Subordinated Note for the purpose of receiving payment of principal of, and (subject to Section 2.07 and Section 2.10) interest on, such Subordinated Note and for all other purposes whatsoever, whether or not any payment with respect to such Subordinated Note will be overdue, and neither the Company, the Trustee, any Paying Agent or any other agent of the Company or the Trustee will be affected by notice to the contrary.

No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary will have any rights under this Indenture with respect to such Global Subordinated Note, and such Depositary may be treated by the Company, the Trustee, any Paying Agent and any other agent of the Company or the Trustee as the owner of such Global Subordinated Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee, any Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary, as a Holder, with respect to a Global Subordinated Note or impair, as between such Depositary and the owners of beneficial interests in such Global Subordinated Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such Global Subordinated Note.

Section 2.12 Cancellation.

All Subordinated Notes surrendered for payment, redemption, registration of transfer or exchange will, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Subordinated Note, as well as Subordinated Notes surrendered directly to the Trustee for any such purpose, will be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Subordinated Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Subordinated Notes so delivered will be cancelled promptly by the Trustee. No Subordinated Notes will be authenticated in lieu of or in exchange for any Subordinated Notes cancelled as provided in this Section, except as expressly permitted by or under this Indenture. All cancelled Subordinated Notes held by the Trustee will be disposed of in accordance with its customary procedures and, upon the written request of the Company, the Trustee shall deliver to the Company a certificate of such disposition. The Company may not issue new Subordinated Notes to replace Subordinated Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.13 Computation of Interest.

(a) From and including the original issue date of the Subordinated Notes to but excluding September 15, 2030 or the earlier redemption date contemplated by Article X of the Indenture, the rate at which the Subordinated Notes shall bear interest shall be 7.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semiannually in arrears on each Fixed Interest Payment Date. From and including September 15, 2030, to but excluding the Stated Maturity (the “Floating Rate Period”), the rate at which the Subordinated Notes shall bear interest shall be a floating rate equal to the then current Benchmark, reset quarterly, for the applicable Interest Period plus 360 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on each Floating Interest Payment Date. The Calculation Agent shall notify the Company and the Trustee (if the Trustee is not the Calculation Agent) in writing of the interest rate for each Interest Period promptly after the Reference Time (or such other date of determination for the applicable Benchmark). Notwithstanding the foregoing, if Three-Month Term SOFR (or other applicable Benchmark) is less than zero, then Three-Month Term SOFR (or other such Benchmark) shall be deemed to be zero.

(b) The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Subordinated Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate Three-Month Term SOFR in respect of each Interest Period. The calculation of Three-Month Term SOFR for each applicable Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices and will be provided to the Trustee (if the Trustee is not the Calculation Agent) in writing. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Indenture. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent.

(c) Effect of Benchmark Transition Event.

(i) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the Interest Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Adjustment Conforming Changes from time to time and such change shall become effective without consent from the relevant Holders or any other party.

(ii) Notwithstanding anything set forth in Section 2.13(a) above, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2.13(c) will thereafter apply to all determinations of the interest rate on the Subordinated Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Subordinated Notes for each Interest Period will be an annual rate equal to the Benchmark Replacement plus 360 basis points.

(iii) The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Subordinated Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 2.13(c). Any determination, decision or election that may be made by the Calculation Agent under the terms of the Subordinated Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (i) will be conclusive and binding on the Holders of the Subordinated Notes and the Trustee absent manifest error, (ii) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (iii) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (iv) notwithstanding anything to the contrary herein or in the Indenture, shall become effective without consent from the Holders of the Subordinated Notes, the Trustee or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Subordinated Notes, then the Company will make such determination, decision or election on the same basis as described above.

(iv) The Company (or its Calculation Agent, if the Trustee is not the Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements, Benchmark Replacement Adjustment Conforming Changes and other items affecting the interest rate on the Subordinated Notes after a Benchmark Transition Event.

(v) The Trustee (including in its capacity as Paying Agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to the Benchmark Rate or Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark or a Benchmark Replacement, including any Benchmark Replacement Adjustment Conforming Changes, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent (if the Trustee is not the Calculation Agent), as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Adjustment Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officers’ Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind. The Trustee shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, indemnities, immunities or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Adjustment Conforming Changes).

(vi) If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Interest Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

Section 2.14 CUSIP Numbers.

The Company may issue the Subordinated Notes with one or more “CUSIP” numbers (if then generally in use). The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers. The Trustee may use “CUSIP” numbers in notices (including but not limited to notices of redemption or exchange) as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Subordinated Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Subordinated Notes, and any such notice will not be affected by any defect in or omission of such numbers.

ARTICLE III
SATISFACTION AND DISCHARGE OF INDENTURE

Section 3.01 Satisfaction and Discharge.

This Indenture will cease to be of further effect, and the Trustee, on receipt of a Company Order, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Subordinated Notes theretofore authenticated and delivered (other than (i) Subordinated Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (ii) Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

(ii) all Subordinated Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Subordinated Notes not theretofore delivered to the Trustee for cancellation, including the principal of, and interest on, such Subordinated Notes, to the date of such deposit (in the case of Subordinated Notes which have become due and payable) or to the Maturity thereof, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Subordinated Notes; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Subordinated Notes, the obligations of the Company to the Trustee under Section 5.07 and, if money will have been deposited with the Trustee in accordance with Section 3.01(a)(ii), the obligations of the Company and the Trustee with respect to the Subordinated Notes under Section 3.03 and Section 9.03 will survive.

Section 3.02 Defeasance and Covenant Defeasance.

(a) The Company may at its option and at any time, elect to have Section 3.02(b) or Section 3.02(c) be applied to such Outstanding Subordinated Notes upon compliance with the conditions set forth below in this Section 3.02. Legal Defeasance and Covenant Defeasance may be effected only with respect to all, and not less than all, of the Outstanding Subordinated Notes.

(b) Upon the Company’s exercise of the above option applicable to this Section 3.02(b), the Company will be deemed to have been discharged from its obligations with respect to such Outstanding Subordinated Notes on the date the conditions set forth in clause (d) of this Section 3.02 are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Subordinated Notes, which will thereafter be deemed to be “Outstanding” only for the purposes of Section 3.02(e) and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of its other obligations under such Subordinated Notes and this Indenture insofar as such Subordinated Notes are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except for the following which will survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Subordinated Notes to receive, solely from the trust fund described in Section 3.02(d)(i) and as more fully set forth in this Section 3.02 and Section 3.03, payments in respect of the principal of and interest, if any, on, such Subordinated Notes when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Subordinated Notes under Section 2.07, Section 2.09, Section 9.02 and Section 9.03, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (iv) this Section 3.02 and Section 3.03. The Company may exercise its option under this Section 3.02(b) notwithstanding the prior exercise of its option under Section 3.02(c) with respect to such Subordinated Notes.

(c) Upon the Company’s exercise of the above option applicable to this Section 3.02(c), the Company will be released from its obligations under clauses (ii) and (iii) of Section 9.04 and under Section 9.05, Section 9.06 and Section 9.08 on and after the date the conditions set forth in Section 3.02(d) are satisfied (“Covenant Defeasance”), and such Subordinated Notes will thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but will continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that with respect to such Outstanding Subordinated Notes, the Company may omit to comply with, and will have no liability in respect of. any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply will not constitute a default, but, except as specified above, the remainder of this Indenture and such Subordinated Notes will be unaffected thereby.

(d) The following will be the conditions to application of Section 3.02(b) or Section 3.02(c) to any Outstanding Subordinated Notes:

(i) The Company will irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.08 who will agree to comply with the provisions of this Section 3.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (i) an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Subordinated Notes, money or (iii) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on, such Outstanding Subordinated Notes on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be.

(ii) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

(iii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Subordinated Notes will have occurred and be continuing on the date of such deposit, and, solely in the case of Legal Defeasance under Section 3.02(b), no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, under Section 4.01 will have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to Legal Defeasance under Section 3.02(b) will not be deemed satisfied until the expiration of such period).

(iv) In the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel will confirm that, the Holders of such Outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(v) In the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(vi) The Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, under this Indenture have been satisfied.

(vii) If the moneys or Government Obligations or combination thereof, as the case may be, deposited under Section 3.02(d)(i) above are sufficient to pay the principal of, and interest, if any, on, such Subordinated Notes provided such Subordinated Notes are redeemed on a particular Redemption Date, the Company will have given the Trustee irrevocable instructions to redeem such Subordinated Notes on such date and to provide notice of such redemption to Holders as provided in or under this Indenture.

(viii) The Trustee will have received such other documents, assurances and Opinions of Counsel as the Trustee will have reasonably required in its discretion.

(e) Subject to the provisions of the last paragraph of Section 9.03, all money and Government Obligations deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 3.02(e), the “Trustee”) in accordance with Section 3.02(d)(i) in respect of any Outstanding Subordinated Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company acting as Paying Agent) as the Trustee may determine in its discretion, to the Holders of all sums due and to become due thereon in respect of principal and interest but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited in accordance with this Section 3.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Subordinated Notes.

Section 3.03 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 9.03, all money and Government Obligations deposited with the Trustee in accordance with Section 3.01 or Section 3.02 will be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes subject to discharge under Section 3.01 or Legal Defeasance or Covenant Defeasance under Section 3.02, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company, acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds, except to the extent required by law.

Section 3.04 Reinstatement.

If the Trustee (or other qualifying trustee appointed in accordance with Section 3.02(d)(i)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited in accordance with Section 3.01(a) or Section 3.02(d)(i) to pay any principal of, or interest, if any, on, the Subordinated Notes by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Subordinated Notes will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of, and interest, if any, on the Subordinated Notes as contemplated by Section 3.01 or Section 3.02 as the case may be; provided, however, that if the Company makes any payment of the principal of, or interest if any on, the Subordinated Notes following the reinstatement of its obligations as aforesaid, the Company will be subrogated to the rights of the Holders of such Subordinated Notes to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

Section 3.05 Effect on Subordination Provisions.

The provisions of Article XI are expressly made subject to the provisions for, and to the right of the Company to effect, the satisfaction and discharge of all of the Subordinated Notes as set forth in and in accordance with Section 3.01 and the provisions for, and to the right of the Company to effect, Legal Defeasance and Covenant Defeasance of all of the Subordinated Notes as set forth in and in accordance with Section 3.02. As a result, and anything herein to the contrary notwithstanding, if the Company complies with the provisions of Section 3.01 to effect the satisfaction and discharge of the Subordinated Notes or complies with the provisions of Section 3.02 to effect the Legal Defeasance or Covenant Defeasance, upon the effectiveness of such satisfaction and discharge in accordance with Section 3.01 or of Legal Defeasance or Covenant Defeasance in accordance with Section 3.02, in the case of satisfaction and discharge in accordance with Section 3.01, or, in the case of Legal Defeasance or Covenant Defeasance in accordance with Section 3.02, the Subordinated Notes as to which Legal Defeasance or Covenant Defeasance, as the case may be, will have become effective will thereupon cease to be so subordinated in right of payment to the Senior Indebtedness and will no longer be subject to the provisions of Article XI and, without limitation to the foregoing, all moneys and Government Obligations deposited with the Trustee (or other qualifying trustee) in trust in connection with such satisfaction and discharge. Legal Defeasance or Covenant Defeasance, as the case may be, and all proceeds therefrom may be applied to pay the principal of, and interest, if any, on, such Subordinated Notes as and when the same will become due and payable notwithstanding the provisions of Article XI without regard to whether any or all of the Senior Indebtedness then outstanding will have been paid or otherwise provided for.

ARTICLE IV
REMEDIES

Section 4.01 Events of Default; Acceleration.

An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

(a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 30 consecutive days;

(b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c) the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;

(d) the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable under this Indenture;

(e) the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes or in this Indenture, and the continuation of such failure for a period of 30 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 1.05, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Subordinated Notes at the time Outstanding; or

(f) the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $25.0 million, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Upon becoming aware of any Event of Default, the Company will promptly deliver to the Trustee a written statement specifying the Event of Default.

If an Event of Default described in Section 4.01(a) or Section 4.01(b) occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 4.01(a) or Section 4.01(b), neither the Trustee nor any Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable.

If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes or to enforce the performance of any provision of the Subordinated Notes or this Indenture.

Section 4.02 Failure to Make Payments.

If an Event of Default described in Section 4.01(c) or Section 4.01(d) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Subordinated Notes, the whole amount then due and payable with respect to such Subordinated Notes, with interest upon the overdue principal, and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to such Subordinated Notes or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Subordinated Notes, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 5.07.

If the Company fails to pay the money it is required to pay the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Subordinated Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

The Trustee may proceed to protect and enforce its rights and the rights of the Holders of Subordinated Notes by such appropriate judicial proceedings as the Trustee will deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on the Subordinated Notes, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to the Subordinated Notes, or make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or the Company’s dividend reinvestment plan, if any.

Section 4.03 Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Subordinated Notes), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to:

(a) file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Subordinated Notes, of the principal and interest owing and unpaid in respect of such Subordinated Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or retained professionals) and of the Holders of such Subordinated Notes allowed in such judicial proceeding, and

(b) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders and to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and retained professionals, and any other amounts due hereunder.

No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Subordinated Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 4.04 Trustee May Enforce Claims Without Possession of Subordinated Notes.

All rights of action and claims under this Indenture or the Subordinated Notes may be prosecuted and enforced by the Trustee without the possession of any of the Subordinated Notes or the production of such Subordinated Notes in any related proceeding, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and retained professionals, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 4.05 Application of Money Collected.

Any money collected by the Trustee in accordance with this Article IV or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any interest, upon presentation of the Subordinated Notes and the notation on such Subordinated Notes of the payment if only partially paid and upon surrender of such Subordinated Notes if fully paid:

FIRST: To the payment of all amounts due the Trustee (including the payment of the Trustee’s agents, accountants, consultants, counsel and other experts employed by it in the exercise and performance of its powers and duties as the Trustee), acting in any capacity hereunder (including if acting as Registrar or Paying Agent), (including any predecessor trustee) under Section 5.07;

SECOND: To the payment of amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required under the Subordination Provisions established with respect to the Subordinated Notes;

THIRD: To the payment of the amounts then due and unpaid for principal of and any interest on the Subordinated Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Subordinated Notes for principal and interest, respectively; and

FOURTH: The balance, if any, to the Company.

Section 4.06 Limitation on Suits.

No Holder of any Subordinated Note will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any Subordinated Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Subordinated Notes;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Notes will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(c) such Holder or Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee to bond against the costs, expenses, and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes;

it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all of such Holders.

Section 4.07 Unconditional Right of Holders to Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Subordinated Note will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 2.07, Section 2.10 and Section 10.04) any interest on such Subordinated Note on the respective Stated Maturity or Maturities expressed in such Subordinated Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment and such rights will not be impaired without the consent of such Holder.

Section 4.08 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 4.09 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Subordinated Notes in the last paragraph of Section 2.09, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or in the future existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.10 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Subordinated Notes to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.11 Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Notes, provided that

(a) such direction will not violate any rule of law or this Indenture or the Subordinated Notes,

(b) the Trustee may take any other action deemed proper by the Trustee in its discretion which is not inconsistent with such direction, and

(c) subject to the provisions of Section 4.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a Responsible Officer of the Trustee, determines that the proceeding so directed would be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any Holder).

Section 4.12 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Notes may on behalf of the Holders of all the Subordinated Notes waive any past default under this Indenture and its consequences, except a default in the payment of the principal of, or interest on, any Subordinated Note, or in respect of a covenant or provision of this Indenture which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising from such default will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any consequent right.

Section 4.13 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Subordinated Notes by his acceptance of such Subordinated Notes will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.13 will not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Subordinated Notes on or after the Stated Maturity or Maturities expressed in such Subordinated Notes (or, in the case of redemption, on or after the Redemption Date).

ARTICLE V
THE TRUSTEE

Section 5.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements hereof; however, the Trustee will examine the Officers’ Certificates and Opinions of Counsel to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (a) and (b) of this Section 5.01 and to Section 5.02.

(d) No provision hereof will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it in its sole discretion against any loss, liability or expense which may be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) The Trustee shall not be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Trustee’s gross negligence or willful misconduct.

Section 5.02 Certain Rights of Trustee.

Subject to Section 315(a) through Section 315(d) of the Trust Indenture Act:

(a) the Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein;

(b) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or a Company Order (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence will be herein specifically prescribed) may, at the expense of the Company, rely upon an Officers’ Certificate or Opinion of Counsel, or both, which will comply with Section 1.02;

(d) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel and will be fully protected in acting or refraining from acting in accordance with such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and will not be responsible for the acts or omissions of any agent appointed with due care;

(e) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by or under this Indenture at the request or direction of any Holder(s) under this Indenture, unless such Holder(s) will have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may (but shall not be obligated to) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent, accountant or attorney, at the sole cost of the Company and will incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, professionals or attorneys and the Trustee will not be responsible for any acts or omissions on the part of any agent, attorney or professional appointed with due care by it hereunder;

(h) the Trustee will not be liable for any action taken, suffered or omitted to be taken, or error in judgment made, by it in good faith by it or any of its officers, employees or agents, unless it shall have been grossly negligent in ascertaining the pertinent facts;

(i) in no event will the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee will not be required to take notice or be deemed to have notice of any default or Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer of the Trustee shall receive written notice of such default or Event of Default from the Company or from the Holders of at least 25% in aggregate principal amount of the then Outstanding Subordinated Notes delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no default or Event of Default exists;

(k) the Trustee shall have no duty to monitor or confirm compliance by the Company with the terms of this Indenture or any Subordinated Note;

(l) the Trustee shall not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document;

(m) the rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified for all costs (including those of its retained professionals), are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder (including its capacities as Paying Agent and Registrar), and each agent, custodian and other Person employed or appointed to act hereunder;

(n) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions under this Indenture;

(o) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(p) the Trustee shall not be liable or responsible for any calculation in connection with the transactions contemplated hereunder nor for any information used in connection with such calculation; and

(q) in no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(r) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

Section 5.03 Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee is notified of the occurrence of any default hereunder with respect to the Subordinated Notes, the Trustee will deliver to all Holders entitled to receive reports in accordance with Section 6.03(d), notice of such default hereunder known to the Trustee, unless such default will have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest, if any, on, any Subordinated Note, the Trustee will be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Subordinated Notes.

Section 5.04 Not Responsible for Recitals or Issuance of Subordinated Notes.

The recitals contained herein and in the Subordinated Notes, except the Trustee’s certificate of authentication, will be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Subordinated Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Subordinated Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the Subordinated Notes or the proceeds thereof. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Subordinated Notes, it will not be accountable for the Company’s use of the proceeds from the Subordinated Notes or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than when it is acting as Paying Agent, and it will not be responsible for any statement or recital herein or any statement in the Subordinated Notes or any other document in connection with the sale of the Subordinated Notes or under this Indenture other than its certificate of authentication.

Section 5.05 May Hold Subordinated Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Subordinated Notes and, subject to Section 310(b) and Section 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights that it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.

The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of Trust Indenture Act to the extent indicated.

Section 5.06 Money Held in Trust.

Except as provided in Section 3.02(e), Section 3.03 and Section 9.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and will be held uninvested. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 5.07 Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time compensation for all services rendered by the Trustee acting in any capacity hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee (including in its capacity as Paying Agent or Registrar) promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, accountants, consultants, counsel and other experts employed by it in the exercise and performance of its powers and duties), except any such expense, disbursement or advance as may be attributable to the its gross negligence or willful misconduct; and

(c) to indemnify, defend, protect and hold each of the Trustee (including in its capacity as Paying Agent or Registrar) acting in any capacity or any predecessor Trustee and their agents, accountants, consultants, officers, counsel and other experts employed by it in the exercise and performance of its powers and duties as Trustee (including as Paying Agent or Registrar) (collectively, the “Indemnified Parties”) harmless from and against any and all losses, liabilities, damages, costs, actions, suits or proceedings at law or in equity, fees, charges, taxes (other than taxes based upon, measured by, or determined by the income of the Trustee) or expenses (including the fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts) suffered or incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 5.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, . The Trustee will notify the Company promptly of any third-party claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend such claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section, the Trustee will have a lien prior to the Subordinated Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or interest on, Subordinated Notes. Such lien will survive the satisfaction and discharge hereof and the resignation or removal of the Trustee.

Any compensation or expense incurred by the Trustee after a default specified by Section 4.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 5.07 will include any predecessor Trustee, but the actions or omissions of any Trustee will not affect the rights of any other Trustee under this Section 5.07. The provisions of this Section 5.07 will, to the extent permitted by law, survive any satisfaction, discharge, or termination of this Indenture (including, without limitation, termination in accordance with any Bankruptcy Laws) and the resignation or removal of the Trustee.

Section 5.08 Corporate Trustee Required; Eligibility.

(a) There will at all times be a Trustee hereunder that is a corporation or other entity, organized and doing business under the laws of the United States, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. The Trustee will also satisfy the requirements of Section 310(a)(5) of the Trust Indenture Act. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section, it will resign immediately upon written request therefor by the Company or any Holder in the manner and with the effect hereinafter specified in this Article,

(b) The Trustee will comply with Section 310(b) of the Trust Indenture Act; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 5.09 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee in accordance with this Article V will become effective until the acceptance of appointment by the successor Trustee in accordance with Section 5.10.

(b) The Trustee may resign at any time with respect to the Subordinated Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time with respect to the Subordinated Notes by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Notes, delivered to the Trustee and the Company at least 30 days prior to the requested date of removal. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after its receipt of such notice of removal, the Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

(i) the Trustee will fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Subordinated Notes after written request therefor by the Company or any Holder who has been a bona fide Holder for at least six months,

(ii) the Trustee will cease to be eligible under Section 5.08 and will fail to resign after written request therefor by the Company or any such Holder, or

(iii) the Trustee will become incapable of acting or will be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer will take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or in accordance with a Board Resolution, may remove the Trustee with respect to the Subordinated Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Subordinated Notes and the appointment of a successor Trustee or Trustees.

(d) If the Trustee will resign, be removed or become incapable of acting, or if a vacancy will occur in the office of Trustee for any cause, with respect to the Subordinated Notes, the Company, by or in accordance with a Board Resolution, will promptly appoint a successor Trustee or Trustees with respect to the Subordinated Notes and will comply with the applicable requirements of Section 5.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Subordinated Notes shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Subordinated Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee with respect to the Subordinated Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Subordinated Notes will have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.10, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Subordinated Notes.

(e) The Company will give notice of each resignation and each removal of the Trustee with respect to the Subordinated Notes and each appointment of a successor Trustee with respect to the Subordinated Notes by delivering written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Subordinated Note Register. Each notice will include the name of the successor Trustee with respect to the Subordinated Notes and the address of its Corporate Trust Office.

Section 5.10 Acceptance of Appointment by Successor.

(a) Upon the appointment hereunder of any successor Trustee with respect to all Subordinated Notes, such successor Trustee so appointed will execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon, subject to the payment of the retiring Trustee’s outstanding fees, expenses, indemnities and other amounts due and owing to it, the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, will execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 9.03, will duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 5.07.

(b) Upon request of any Person appointed hereunder as a successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c) No Person will accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person will be qualified and eligible under this Article. No resigning or removed Trustee shall have any liability or responsibility for the action or inaction of any successor.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation or entity succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder (provided that such corporation will otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Subordinated Notes will have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Subordinated Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Subordinated Notes. In case any Subordinated Notes will not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Subordinated Notes in either its own name or that of its predecessor Trustee.

Section 5.12 Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to the Subordinated Notes which will be authorized to act on behalf of the Trustee to authenticate Subordinated Notes issued upon original issue, exchange, registration of transfer, partial redemption, partial repayment, or in accordance with Section 2.09, and Subordinated Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Subordinated Notes by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent will be reasonably acceptable to the Company and, except as provided in or under this Indenture, will at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 and is subject to supervision or examination by federal or state authority. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, it will resign immediately upon written request therefor by the Company or any Holder in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, will be the successor of such Authenticating Agent hereunder, provided such corporation will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that will be acceptable to the Company and will deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Subordinated Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 5.12.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it will be entitled to be reimbursed for such payments, subject to the provisions of Section 5.07.

The provisions of Section 2.11, Section 5.04 and Section 5.05 will be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed under this Section, the Subordinated Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Subordinated Notes of the series designated therein referred to in the within-mentioned Indenture.

Wilmington Trust, National Association, as Trustee

By: [ ], as
Authenticating Agent

By:
Authorized Signatory:
Date:

If all of the Subordinated Notes of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Subordinated Notes upon original issuance located in a Place of Payment where the Company wishes to have Subordinated Notes of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an authenticating agent (which, if so requested by the Company, shall be such affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Subordinated Notes, provided that the terms and conditions of such appointment are acceptable to the Trustee.

Section 5.13 Preferred Collection of Claims against Company.

If and when the Trustee will be or become a creditor of the Company (or any other obligor upon the Subordinated Notes), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VI
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 6.01 Holder Lists.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee (1) semiannually, within 15 days before each record date when any Subordinated Notes are Outstanding, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Holders of such Subordinated Notes as of such date, and (2) at such other times as the Trustee may request in writing, within 10 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Holders of such Subordinated Notes of a particular series specified by the Trustee as of a date not more than 15 days prior to the time such information is furnished; provided, that if and so long as the Trustee shall be the Registrar with respect to such series, such list shall not be required to be furnished.

Section 6.02 Preservation of Information; Communications to Holders.

The Trustee will comply with the obligations imposed upon it in accordance with Section 312 of the Trust Indenture Act.

Every Holder of Subordinated Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Subordinated Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee will not be held accountable by reason of delivering any material in accordance with a request made under Section 312(b) of the Trust Indenture Act.

Section 6.03 Reports by Trustee.

(a) Within 60 days after August 15 of each year commencing with the first August 15 following the date of this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee will transmit a brief report dated as of such date with respect to any of the events specified in said Section 313(a) and Section 313(b)(2) of the Trust Indenture Act that may have occurred since the later of the immediately preceding August 15 and the date of this Indenture.

(b) The Trustee will transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(c) The Trustee shall comply with Section 313(b) of the Trust Indenture Act.

(d) Subject to compliance with the Applicable Procedures of the Depositary in the case of Global Subordinated Notes, reports under this Section will be transmitted in the manner and to the Persons required by Section 313(c) and Section 313(d) of the Trust Indenture Act.

Section 6.04 Reports by Company.

(a) The Company, in accordance with Section 314(a) of the Trust Indenture Act, will:

(i) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission in accordance with Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports in accordance with either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required in accordance with Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional certificates, information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company in accordance with paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) The Company intends to file the reports referred to in Section 6.04(a) with the Commission in electronic form in accordance with Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval system. Compliance with the foregoing, or any successor electronic system approved by the Commission, will constitute delivery by the Company of such reports to the Trustee and Holders in compliance with the provision of Section 6.04(a) and Trust Indenture Act Section 314(a). Notwithstanding anything to the contrary herein, the Trustee will have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee in accordance with this Section 6.04(b) will be solely for the purposes of compliance with Section 6.04(a) and with Trust Indenture Act Section 314(a). The Trustee’s receipt of such reports, information and documents (whether or not filed in electronic form) is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no liability or responsibility for the filing, content or timelines of any report hereunder aside from any report transmitted under Section 6.03 hereof.

ARTICLE VII
SUCCESSORS

Section 7.01 Merger, Consolidation or Sale of All or Substantially All Assets.

The Company will not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person, unless:

(a) either the Company will be the continuing Person (in the case of a merger), or the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company will be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and will expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and interest on, all the Outstanding Subordinated Notes and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Subordinated Notes on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result of that transaction as having been incurred by the Company or any Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing;

(c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, such properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Subordinated Notes equally and ratably with (or prior to) all indebtedness secured thereby and such encumbrances shall be deemed to be permitted by this Indenture; and

(d) either the Company or the successor Person will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), which, if such properties and assets were directly owned by the Company, would constitute all or substantially all of the Company’s properties and assets, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 7.02 Successor Person Substituted for Company.

Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person will be released from all obligations and covenants under this Indenture and the Subordinated Notes.

ARTICLE VIII
SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Subordinated Notes, the Company (when authorized by or in accordance with a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Subordinated Notes;

(b) to add to the covenants of the Company for the benefit of the Holders (as will be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company with respect to the Subordinated Notes issued under this Indenture (as will be specified in such supplemental indenture or indentures);

(c) to permit or facilitate the issuance of Subordinated Notes in uncertificated or global form, provided any such action will not adversely affect the interests of the Holders;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Subordinated Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, in accordance with the requirements of Section 5.10;

(e) to cure any ambiguity or to correct or supplement any provision herein that may be defective or that may be inconsistent with any other provision herein;

(f) to make any other provisions with respect to matters or questions arising under this Indenture that will not adversely affect the interests of the Holders of then Outstanding Subordinated Notes;

(g) to add any additional Events of Default (as will be specified in such supplemental indenture);

(h) to supplement any of the provisions of this Indenture to such extent as will be necessary to permit or facilitate the Legal Defeasance, Covenant Defeasance and/or satisfaction and discharge of the Subordinated Notes in accordance with Article III, provided that any such action will not adversely affect the interests of any Holder;

(i) to provide for the issuance of Exchange Notes;

(j) to conform any provision in this Indenture to the requirements of the Trust Indenture Act; or

(k) to make any change that does not adversely affect the legal rights under this Indenture of any Holder.

Section 8.02 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or in accordance with a Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Subordinated Notes or of modifying in any manner the rights of the Holders under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Subordinated Note affected thereby, will:

(a) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Subordinated Notes;

(b) reduce the principal of or change the Stated Maturity of any Subordinated Notes, or change the date on which any Subordinated Notes may be subject to redemption or reduce the Redemption Price therefore;

(c) make any Subordinated Note payable in money other than Dollars;

(d) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Subordinated Note on or after the due date thereof or to bring suit to enforce such payment;

(e) reduce the percentage in principal amount of the Outstanding Subordinated Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 4.12 or Section 9.06 of this Indenture; or

(f) modify any of the provisions of this Section 8.02, Section 4.12 or Section 9.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Subordinated Note affected thereby.

It will not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act will approve the substance thereof.

Section 8.03 Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trust created by this Indenture, the Trustee will be entitled to receive, and (subject to Section 5.01) will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions, that all conditions precedent to such supplemental indenture have satisfied and that, to the extent applicable pursuant to Section 8.01, such supplemental indenture does not adversely affect the interests of the Holders. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 8.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05 Reference in Subordinated Notes to Supplemental Indentures.

Subordinated Notes authenticated and delivered after the execution of any supplemental indenture in accordance with this Article VIII may, and will if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company will so determine, new Subordinated Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Subordinated Notes.

Section 8.06 Effect on Senior Indebtedness.

No supplemental indenture will directly or indirectly modify or eliminate the Subordination Provisions or the definition of “Senior Indebtedness” applicable with respect to the Subordinated Notes in any manner that might terminate or impair the subordination of such Subordinated Notes to such Senior Indebtedness without the prior written consent of each of the holders of such Senior Indebtedness.

Section 8.07 Conformity with Trust Indenture Act.

Every supplemental indenture executed in accordance with this Article will conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX
COVENANTS

Section 9.01 Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, and interest on, the Subordinated Notes, in accordance with the terms thereof and this Indenture. Principal and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., Eastern time, on the Business Day immediately prior to any Interest Payment Date, an amount in immediately available funds provided by the Company that is designated for and sufficient to pay all principal and interest then due. The Company will pay all Additional Interest, if any, on the dates and in the amounts set forth in the Registration Rights Agreement.

If Additional Interest is payable by the Company in accordance with the Registration Rights Agreement and Section 2 of the Subordinated Notes, the Company will deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing will not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Subordinated Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take such action in accordance with the terms of this Indenture and the Subordinated Notes. If the Company has paid Additional Interest directly to persons entitled to it, the Company will deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 9.02 Maintenance of Office.

The Company will maintain an office or agency where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands (but not service of process) to or upon the Company in respect of the Subordinated Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company in accordance with Section 9.02.

Section 9.03 Money for Subordinated Notes Payments to Be Held in Trust.

If the Company will at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or interest on, any of the Subordinated Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal and interest, as the case may be, so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company will have one or more Paying Agents, it will, on or prior to each due date of the principal of, or interest on, any Subordinated Notes, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal and interest, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, or interest on, the Subordinated Notes in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as provided in or under this Indenture;

(b) give the Trustee written notice of any default by the Company in the making of any payment of principal, or interest on, the Subordinated Notes; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, any Subordinated Note and remaining unclaimed for two years after such principal or interest will have become due and payable will be paid to the Company upon a Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Subordinated Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 9.04 Corporate Existence.

Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate existence of the Company, (ii) the existence (corporate or otherwise) of each Significant Subsidiary and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Significant Subsidiaries or any such right, license or franchise of the Company or any of its Significant Subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Holders.

Section 9.05 Maintenance of Properties.

The Company will, and will cause each Significant Subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section will prevent the Company or any Significant Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any Significant Subsidiary, as the case may be desirable in the conduct of its business.

Section 9.06 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 9.02 to Section 9.06, inclusive, with respect to the Subordinated Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Subordinated Notes, by act of such Holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

Section 9.07 Company Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 9.08 Tier 2 Capital.

If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity or Maturity of the Subordinated Notes, the Company will immediately notify the Trustee and the Holders thereof, and thereafter the Company may request that the Holders work with the Company in good faith, subject to the terms of this Indenture, to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital, and the Company may request, subject to the terms of this Indenture, that the Trustee execute and deliver all such agreements as may be reasonably necessary in order to effect any restructuring agreed to by the Company and the Holders; provided, however, that nothing contained in this Section 9.09 shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 10.01(c) hereof.

ARTICLE X
REDEMPTION OF SECURITIES

Section 10.01 Applicability of Article.

(a) Except as provided in this Section 10.01, the Subordinated Notes are not subject to redemption at the option of the Company. The Subordinated Notes are not subject to redemption at the option of the Holders.

(b) Subject to the receipt of any required regulatory approvals, with corresponding written notice to the Trustee, the Company may, at its option, on any Interest Payment Date on or after September 15, 2030, redeem all or a portion of the Subordinated Notes.

(c) Subject to the receipt of any required regulatory approvals, the Company may, at its option, redeem all, but not a portion of the Outstanding Subordinated Notes at any time upon an Investment Company Event, a Tax Event or a Tier 2 Capital Event.

(d) The Redemption Price with respect to any redemption permitted under this Indenture will be equal to 100% of the principal amount of the Subordinated Notes to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date.

Section 10.02 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Subordinated Notes will be evidenced by a Company Order. In case of any redemption of less than all of the Subordinated Notes, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee, but in any event not less than 45 days prior to the Redemption Date), notify the Trustee, of such Redemption Date, the Redemption Price and of the principal amount of Subordinated Notes to be redeemed.

In the case of any redemption of Subordinated Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Subordinated Notes or elsewhere in this Indenture or (ii) in accordance with an election of the Company that is subject to a condition specified in the terms of such Subordinated Notes or elsewhere in this Indenture, the Company will furnish to the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 10.03 Selection by Trustee of Subordinated Notes to be Redeemed.

If less than all of the Subordinated Notes are to be redeemed, the particular Subordinated Notes to be redeemed will be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Subordinated Notes not previously called for redemption unless otherwise required by law or applicable Depositary requirements, on a pro rata basis or such other basis as shall comply with the Applicable Procedures as to the Holders and which may provide for the selection for redemption of portions of the principal amount of Subordinated Notes; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Subordinated Note not redeemed to less than the minimum denomination for a Subordinated Note established in or under this Indenture. In the event a pro rata redemption is not permitted under applicable law or Applicable Procedures, the Subordinated Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate in accordance with the Applicable Procedures.

The Trustee will promptly notify the Company and the Registrar (if other than itself) in writing of the Subordinated Notes selected for redemption and, in the case of any Subordinated Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Subordinated Notes will relate, in the case of any Subordinated Notes redeemed or to be redeemed only in part, to the portion of the principal of such Subordinated Notes which has been or is to be redeemed.

Section 10.04 Notice of Redemption.

Notice of redemption will be given in the manner provided in Section 1.05, not less than 30 nor more than 60 days prior to the Redemption Date to the Holders of Subordinated Notes to be redeemed. Failure to give notice by delivering in the manner herein provided to the Holder of any Subordinated Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, will not affect the validity of the proceedings for the redemption of any other Subordinated Notes or portions thereof.

Any notice that is delivered to the Holder of any Subordinated Notes in the manner herein provided will be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption will state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all Outstanding Subordinated Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Subordinated Note or Subordinated Notes to be redeemed,

(d) that, in case any Subordinated Note is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Subordinated Note, the Holder of such Subordinated Note will receive, without charge, a new Subordinated Note or Subordinated Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Subordinated Note or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest and Additional Interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 10.06), and, if applicable, that interest thereon will cease to accrue on and after said date,

(f) the place or places where such Subordinated Notes are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto, and

(g) the section hereunder providing for such redemption.

The notice of redemption shall include the CUSIP number reference numbers of such Subordinated Notes, if any (or any other numbers used by a Depositary to identify such Subordinated Notes).

Notice of redemption of Subordinated Notes to be redeemed at the election of the Company will be given by the Company or, at the Company’s request delivered at least 10 days before the date such notice is to be given (unless a shorter period will be acceptable to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 10.05 Deposit of Redemption Price.

On or prior to 11:00 a.m., Eastern time, on any Redemption Date, the Company will deposit, with respect to the Subordinated Notes called for redemption in accordance with Section 10.04, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount sufficient to pay the Redemption Price of, and (except if the Redemption Date will be an Interest Payment Date) any accrued interest on, all such Subordinated Notes or portions thereof which are to be redeemed on that date.

Section 10.06 Subordinated Notes Payable on Redemption Date.

Notice of redemption having been given as provided above, the Subordinated Notes so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued and unpaid interest and Additional Interest, if any, thereon and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Notes will cease to bear interest. Upon surrender of any such Subordinated Note for redemption in accordance with said notice, such Subordinated Note will be paid by the Company at the Redemption Price, together with any accrued and unpaid interest and Additional Interest, if any, thereon to but excluding the Redemption Date; provided, however, that installments of interest on Subordinated Notes whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Subordinated Notes registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 2.10.

If any Subordinated Note called for redemption will not be so paid upon surrender thereof for redemption, the principal, until paid, will bear interest from the Redemption Date at the rate prescribed therefor in the Subordinated Note or, if no rate is prescribed therefor in the Subordinated Note, at the rate of interest, if any, borne by such Subordinated Note.

Section 10.07 Subordinated Notes Redeemed in Part.

Subject to the Applicable Procedures in the case of any Global Subordinated Notes, any Subordinated Note which is to be redeemed only in part will be surrendered at any office or agency for such Subordinated Note (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company will execute and the Trustee will authenticate and deliver to the Holder of such Subordinated Note without service charge, a new Subordinated Note or Subordinated Notes, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Subordinated Note so surrendered. If a Global Subordinated Note is so surrendered, the Company will execute, and the Trustee will authenticate and deliver to the Depositary for such Global Subordinated Note as will be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Subordinated Note in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Subordinated Note so surrendered.

Upon surrender of a Subordinated Note that is redeemed in part, the Company will issue and the Trustee will authenticate for the Holder at the expense of the Company a new Subordinated Note equal in principal amount to the unredeemed portion of the Subordinated Notes Note surrendered representing the same indebtedness to the extent not redeemed. Notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or an Officers’ Certificate of the Company is required for the Trustee to authenticate such new Subordinated Note.

ARTICLE XI
SUBORDINATION OF SECURITIES

Section 11.01 Agreement to Subordinate.

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Subordinated Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

Section 11.02 Distribution of Assets.

(a) Upon any distribution of assets of the Company upon any termination, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon the Senior Indebtedness and the holders thereof with respect to the Subordinated Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) holders of all Senior Indebtedness will first be entitled to receive payment in full in accordance with the terms of such Senior Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the Holders of the Subordinated Notes are entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Subordinated Notes;

(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Article XI, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Notes, will be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, in accordance with the priorities then existing among holders of Senior Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; it being understood that if the Holders fail to file a proper claim in the form required by any proceeding referred to in this Section 11.02(a)(ii) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders, in the form required in any such proceeding; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Subordinated Notes will be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company for all Senior Indebtedness remaining unpaid until all such Senior Indebtedness will have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness,

(b) Subject to the payment in full of all Senior Indebtedness, the Holders will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Subordinated Notes will be paid in full and no such payments or distributions to holders of such Senior Indebtedness to which the Holders would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the holders of Senior Indebtedness will, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article XI are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article XI or elsewhere in this Indenture or any supplemental indenture issued in accordance with Article VIII of this Indenture or in the Subordinated Notes is intended to or will impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of and interest on the Subordinated Notes as and when the same will become due and payable in accordance with their terms or to affect the relative rights of the Holders and creditors of the Company, other than the holders of the Senior Indebtedness, nor, except as otherwise expressly provided in this Indenture and the Subordinated Notes with respect to the limitation on the rights of the Trustee and the Holders, to accelerate the maturity of the Subordinated Notes and pursue remedies upon such an acceleration, will anything herein or in the Subordinated Notes prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture occurring, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders will be entitled to rely upon any order or decree of a court of competent jurisdiction in which such termination, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the absence of any such liquidating trustee, agent or other person, the Trustee will be entitled to rely upon a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Senior Indebtedness (or is such a trustee or representative). If the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution in accordance with this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee, however, will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by reason of the execution of this Indenture, or any other supplemental indenture entered into in accordance with Article VIII of this Indenture, and will not be liable to any such holders if it will in good faith mistakenly pay over or distribute to or on behalf of the Holders or the Company moneys or assets to which any holders of Senior Indebtedness will be entitled by virtue of this Article XI or otherwise.

Section 11.03 Default With Respect to Senior Indebtedness.

In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness, beyond any applicable grace period, or if any event of default with respect to any Senior Indebtedness will have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default will have been cured or waived or will have ceased to exist, no payment or principal of or interest on the Subordinated Notes, or in respect of any retirement, purchase or other acquisition of any of the Subordinated Notes, will be made by the Company.

Section 11.04 No Impairment.

Nothing contained in this Indenture, any other supplemental indenture entered into in accordance with Article VIII of this Indenture, or in any of the Subordinated Notes will: (i) impair, as between the Company and the Holders, the obligations of the Company, to make, or prevent the Company from making, at any time except as provided in Section 11.02 and Section 11.03, payments of principal of, or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on, the Subordinated Notes, as and when the same will become due and payable in accordance with the terms of the Subordinated Notes; (ii) affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness; (iii) except as otherwise expressly provided in this Indenture and the Subordinated Notes with respect to the limitation on the rights of the Trustee and the Holders, to accelerate the maturity of the Subordinated Notes and pursue remedies upon such an acceleration, prevent the Holder of any Subordinated Notes or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, or interest on, the Subordinated Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibiting the making of such deposit by the Company.

Section 11.05 Effectuation of Subordination Provisions.

Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the Subordination Provisions, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any termination, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors by the Company, a marshalling of the assets and liabilities of the Company or otherwise) tending toward the liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of the Subordinated Notes in the form required in those proceedings.

Section 11.06 Notice to Trustee.

The Company will give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Subordinated Notes in accordance with the provisions of this Article XI. The Trustee will not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until a Responsible Officer of the Trustee has received a written notice specifying such default, event of default or other facts signed by an Authorized Officer, or by a holder of Senior Indebtedness or a trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee will, subject to Article V of this Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee will not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which, by the terms of the Indenture, any monies will become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Note), then, notwithstanding anything herein to the contrary, the Trustee will have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Subordinated Notes prior to such application. The foregoing will not apply if the Paying Agent is the Company. The Trustee will be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution in accordance with this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

Section 11.07 Trustee Knowledge of Senior Indebtedness.

Notwithstanding the provisions of this Article XI or any other provisions of this Indenture or any other supplemental indenture issued in accordance with Article VIII of this Indenture, neither the Trustee nor any Paying Agent will be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent has received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

Section 11.08 Senior Indebtedness to Trustee.

The Trustee will be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture or any other supplemental indenture issued in accordance with Article VIII of this Indenture will be construed to deprive the Trustee of any of its rights as such holder.

Section 11.09 Subordination Not Applicable to Trustee Compensation.

Nothing contained in this Article XI will apply to the claims of, or payments to, the Trustee under Section 5.07 of this Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

HORIZON BANCORP, INC.

By:	/s/ John R. Stewart, CFA
Name:	John R. Stewart, CFA
Title:	EVP, Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael H. Wass
Name:	Michael H. Wass
Title:	Vice President & Relationship Manager

[Signature Page to Indenture]

EXHIBIT A-1

SUBORDINATED NOTE CERTIFICATE

Horizon Bancorp, INc.

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2035

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (7) OR (9) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH IN THE INDENTURE IDENTIFIED HEREIN.

THE SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED BY THIS SUBORDINATED NOTE (1) ARE NOT A DEPOSIT AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

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ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. [_____]

CUSIP Accredited Investors: 440407 AC8

ISIN Accredited Investors: US440407AC86

horizon Bancorp, inc.

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2035

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

1. Indenture; Holders. This Subordinated Note is one of a duly authorized issue of notes of Horizon Bancorp, Inc., an Indiana corporation (the “Company”), designated as the “7.00% Fixed-to-Floating Rate Subordinated Notes due 2035” (the “Subordinated Notes”) in an aggregate principal amount of $100 million and initially issued on August 29, 2025. The Company has issued this Subordinated Note under that certain Indenture dated as of August 29, 2025, as the same may be amended or supplemented from time to time (“Indenture”), between the Company and Wilmington Trust, National Association, as Trustee. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This Subordinated Note is subject to all such terms, and the Holder (as defined below) is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2. Payment. The Company, for value received, promises to pay to [________], or its registered assigns (the “Holder”), the principal sum of [________] DOLLARS (U.S.) ($[_________]), plus accrued but unpaid interest on September 15, 2035 (“Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding September 15, 2030, at the rate of 7.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on September 15 and March 15 of each year (each, a “Fixed Interest Payment Date”), beginning March 15, 2026, and (ii) from and including September 15, 2030 to but excluding the Stated Maturity or the early redemption date contemplated by Section 5 of this Subordinated Note, at the rate per annum, reset quarterly, equal to the then current Benchmark (as defined in the Indenture), plus 360 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Floating Interest Payment Date”), beginning December 15, 2030. The Company will pay all Additional Interest (as defined in the Registration Rights Agreement), if any, on the dates and in the amounts set forth in the Registration Rights Agreement (as defined in the Indenture). An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. In the event that any scheduled Fixed Interest Payment Date on this Subordinated Note falls on a day that is not a Business Day (as defined in the Indenture), then payment of interest payable on such Fixed Interest Payment Date will be postponed to the next succeeding day that is a Business Day and no additional interest shall accrue. In the event that any scheduled Floating Interest Payment Date on this Subordinated Note falls on a day that is not a Business Day, then payment of interest payable on such Floating Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. All percentages used in or resulting from any calculation of the then-current Benchmark shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. The Company will appoint an independent calculation agent for the Subordinated Notes prior to the commencement of the Floating Interest Rate Period; provided, however, the Company may serve as calculation agent.

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The Company will pay interest on this Subordinated Note to the Person who is the registered Holder at the close of business on the first calendar day prior to the applicable Interest Payment Date, except as provided in Section 2.10 of the Indenture with respect to Defaulted Interest. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar. Wilmington Trust, National Association, the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at the Corporate Trust Office (as defined in the Indenture). The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Article XI of the Indenture and will rank pari passu in right of payment with all other Subordinated Notes. Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

5. Redemption.

(a) The Company may, at its option, on any Interest Payment Date on or after September 15, 2030, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all, but not a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. Any redemption of this Subordinated Note will be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency, and any other banking regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under the Indenture will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date.

(b) If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company may immediately notify the Trustee and the Holders, and thereafter Company may request, subject to the terms hereof, that the Trustee and the Holders execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that the foregoing shall not limit the Company’s right to redeem the Subordinated Notes in accordance with Section 5(a) above, including but not limited to upon the occurrence of a Tier 2 Capital Event.

(c) If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders unless otherwise required by law or applicable Depositary requirements. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(d) If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the Redemption Price), except only the right of the Holder thereof to receive the amount payable on such redemption, without interest.

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6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 4.01 of the Indenture. If an Event of Default described in Section 4.01(a) or Section 4.01(b) of the Indenture occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 4.01(a) or Section 4.01(b) of the Indenture, neither the Trustee nor the Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Indenture.

7. Failure to Make Payments. If the Company fails to make any payment of interest, including Additional Interest, on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable with respect to this Subordinated Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note.

Upon an Event of Default, until such Event of Default is cured by the Company or waived by the Holders in the manner provided in the Indenture, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any of benefit plans for the Company’s directors, officers or employees or the Company’s dividend reinvestment plans, if any.

8. Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

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10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

12. No Impairment. No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest on this Subordinated Note at the times, place and rate as herein prescribed.

13. Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

15. Authentication. This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

17. Available Information. The Company will furnish to the Holders upon written request and without charge a copy of the Indenture. Requests by Holder to the Company may be made to: Horizon Bancorp, Inc., 515 Franklin Square, Michigan City, IN, 46360, Attention: Todd A. Etzler.

18. Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.

Dated: August 29, 2025

HORIZON BANCORP, INC.

By:
Name: John R. Stewart, CFA
Title: EVP, Chief Financial Officer

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of Horizon Bancorp, Inc., referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:	[___________]
Title:	[___________]
Dated	[___________]

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ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

__________________________________________________

(Print or type assignee’s name, address and zip code)

__________________________________________________

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________ Your signature: _______________________

(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No:

Signature Guarantee: __________________________________________

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;

☐	(2)	transferred to the Company;

☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

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Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature: ________________________________________________

Signature Guarantee: ________________________________________

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ____________________________________ Signature: _______________________________

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EXHIBIT A-2

SUBORDINATED NOTE CERTIFICATE

Horizon Bancorp, Inc.

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2035

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3), (7) OR (9) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT), AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH IN THE INDENTURE IDENTIFIED HEREIN.

THE SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED BY THIS SUBORDINATED NOTE (1) ARE NOT A DEPOSIT AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

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CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. [_____]	QIB CUSIP: 440407 AB0

QIB ISIN: US440407AB04

Horizon Bancorp, INc.

7.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2035

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

1. Indenture; Holders. This Subordinated Note is one of a duly authorized issue of notes of Horizon Bancorp, Inc., an Indiana corporation (the “Company”), designated as the “7.00% Fixed-to-Floating Rate Subordinated Notes due 2035” (the “Subordinated Notes”) in an aggregate principal amount of $100 million and initially issued on August 29, 2025. The Company has issued this Subordinated Note under that certain Indenture dated as of August 29, 2025, as the same may be amended or supplemented from time to time (“Indenture”), between the Company and Wilmington Trust, National Association, as Trustee. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This Subordinated Note is subject to all such terms, and the Holder (as defined below) is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

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2. Payment. The Company, for value received, promises to pay to Cede & Co., or its registered assigns (the “Holder”), as nominee of The Depository Trust Company, the principal sum of [__] DOLLARS (U.S.) ($[____]), plus accrued but unpaid interest on September 15, 2035 (“Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding September 15, 2030, at the rate of 7.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on September 15 and March 15 of each year (each, a “Fixed Interest Payment Date”), beginning March 15, 2026, and (ii) from and including September 15, 2030 to but excluding the Stated Maturity or the early redemption date contemplated by Section 5 of this Subordinated Note, at the rate per annum, reset quarterly, equal to the then current Benchmark (as defined in the Indenture), plus 360 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Floating Interest Payment Date”), beginning December 15, 2030. The Company will pay all Additional Interest (as defined in the Registration Rights Agreement), if any, on the dates and in the amounts set forth in the Registration Rights Agreement (as defined in the Indenture). An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. In the event that any scheduled Fixed Interest Payment Date on this Subordinated Note falls on a day that is not a Business Day (as defined in the Indenture), then payment of interest payable on such Fixed Interest Payment Date will be postponed to the next succeeding day that is a Business Day and no additional interest shall accrue. In the event that any scheduled Floating Interest Payment Date on this Subordinated Note falls on a day that is not a Business Day, then payment of interest payable on such Floating Interest Payment Date will be postponed to the next succeeding day that is a Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Interest Payment Date will be accelerated to the immediately preceding day that is a Business Day, and, in each case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. All percentages used in or resulting from any calculation of the then-current Benchmark shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. The Company will appoint an independent calculation agent for the Subordinated Notes prior to the commencement of the Floating Interest Rate Period; provided, however, the Company may serve as calculation agent.

The Company will pay interest on this Subordinated Note to the Person who is the registered Holder at the close of business on the first calendar day prior to the applicable Interest Payment Date, except as provided in Section 2.10 of the Indenture with respect to Defaulted Interest. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar. Wilmington Trust, National Association, the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at the Corporate Trust Office (as defined in the Indenture). The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Article XI of the Indenture and will rank pari passu in right of payment with all other Subordinated Notes. Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

5. Redemption.

(a) The Company may, at its option, on any Interest Payment Date on or after September 15, 2030, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all, but not a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. Any redemption of this Subordinated Note will be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency, and any other banking regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under the Indenture will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date.

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(b) If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company may immediately notify the Trustee and the Holders, and thereafter Company may request, subject to the terms hereof, that the Trustee and the Holders execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that the foregoing shall not limit the Company’s right to redeem the Subordinated Notes in accordance with Section 5(a) above, including but not limited to upon the occurrence of a Tier 2 Capital Event.

(c) If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders unless otherwise required by law or applicable Depositary requirements. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(d) If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the Redemption Price), except only the right of the Holder thereof to receive the amount payable on such redemption, without interest.

6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 4.01 of the Indenture. If an Event of Default described in Section 4.01(a) or Section 4.01(b) of the Indenture occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 4.01(a) or Section 4.01(b) of the Indenture, neither the Trustee nor the Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Indenture.

7. Failure to Make Payments. If the Company fails to make any payment of interest, including Additional Interest, on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable with respect to this Subordinated Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note.

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Upon an Event of Default, until such Event of Default is cured by the Company or waived by the Holders in the manner provided in the Indenture, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any of benefit plans for the Company’s directors, officers or employees or the Company’s dividend reinvestment plans, if any.

8. Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

12. No Impairment. No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest on this Subordinated Note at the times, place and rate as herein prescribed.

13. Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

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14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

15. Authentication. This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

17. Available Information. The Company will furnish to the Holders upon written request and without charge a copy of the Indenture. Requests by Holder to the Company may be made to: Horizon Bancorp, Inc., 515 Franklin Square, Michigan City, IN, 46360, Attention: Todd A. Etzler.

18. Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.

Dated: August 29, 2025

HORIZON BANCORP, INC. .

By:
Name:	John R. Stewart, CFA
Title:	EVP, Chief Financial Officer

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of Horizon Bancorp, Inc., referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:	[_____________]
Title:	[_____________]
Dated	[_____________]

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ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

____________________________________________________

(Print or type assignee’s name, address and zip code)

____________________________________________________

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________ Your signature: _____________________

(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No: _____________________________

Signature Guarantee: ______________________________

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;

☐	(2)	transferred to the Company;

☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

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Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature: ________________________________________________

Signature Guarantee: _________________________________________________

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ____________________ Signature: ___________________________

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is [      ]. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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